Exhibit 99.1

OptimizeRx and Demandbase Form Exclusive Account-Based-Experience (ABX) Partnership — Delivering Industry’s Most Powerful ABX Solution for Life Sciences

The Companies’ combined point-of-care-engine creates an unmatched network of direct-to-physician digital interaction

ROCHESTER, Mich. – August 17, 2021 – OptimizeRx Corp. (the “Company”) (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, physicians and patients, and Demandbase, the B2B go-to-market leader, today announced an exclusive partnership to deliver the industry’s most extensive collection of point-of-care healthcare professional (HCP) digital engagement touchpoints, forming the most comprehensive account-based experience platform for life sciences.

Together, the companies represent the only point-of-care engine that combines the principles of account-based experience (ABX) with the nation’s largest network of HCP care delivery technology touchpoints.

  OptimizeRx will leverage the Demandbase B2B Go-to-Market suite to further expand its omni-channel reach at the point-of-care within hundreds of new healthcare systems across the U.S.
  Complementary channel mix of the two companies' platforms creates an unmatched network of direct-to-physician digital touchpoints at the point-of-care.
  Life sciences can now leverage the unique combination of institutional and in-workflow behavioral data, including doctor-activity and patient access information to personalize support and engagement of providers and patients at all care milestones along the patient journey.
  The partnership enables pharmaceutical manufacturers to seamlessly craft tailored, account-based engagement experiences at the point-of-care for their most important customers.

Allison Metcalfe, Demandbase’s chief revenue officer noted, “We’ve marked significant increased demand in the pharmaceutical industry to create intelligent account-based experiences. Every account has a unique mix of patients and providers, so creating tailored experiences at-scale requires robust channels and data to be successful. Together, the Demandbase ABX platform and the OptimizeRx digital health and communications platform represent the most comprehensive solution for life sciences to implement their account-based and provider reach digital B2B strategies.

Steve Silvestro, chief commercial officer, OptimizeRx noted, “This partnership enables the complex unification of behavioral, access, and care milestone data. That data unification, in combination with extensive point-of-care digital channels to HCPs, offers the unrivaled capability for pharmaceutical manufacturers to capture physician mindshare and provide vital resources and information at the moments their brand is most needed.

“We look forward to continuing our transformation of the way the life sciences industry engages with and supports their customers. Working with Demandbase, we are modernizing healthcare’s communications infrastructure and in turn narrowing its digital divide amongst doctors, patients, and biopharma. We are very excited to bring account-based marketing to the largest network of HCPs in the nation. We expect this partnership to have a positive impact on revenue in the years to come as more life sciences companies continue their shift to more digital commercialization strategies,” concluded Mr. Silvestro.

About Demandbase

Demandbase is transforming the way B2B companies go-to-market. Demandbase One is the most complete suite of B2B go-to-market solutions, connecting the leading account-based experience, advertising, sales intelligence, and B2B data solutions so Marketing and Sales teams at the biggest and fastest-growing companies can collaborate faster, share intelligence, and experience explosive growth. For more information about Demandbase, visit: www.demandbase.com.

About OptimizeRx

OptimizeRx is a digital health company that provides communications solutions for life science companies, physicians and patients. Connecting over half of healthcare providers in the U.S. and millions of patients through a proprietary network, the OptimizeRx digital health platform helps patients afford and stay on medications. The platform unlocks new patient and physician touchpoints for life science companies along the patient journey, from point-of-care, to retail pharmacy, through mobile patient engagement.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 (x807)

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ashley Robinson

LifeSci Advisors, LLC

arr@lifesciadvisors.com

Demandbase Media Contact
Kristin Hege
kristin@conveycommsagency.com
480.540.6496